EXHIBIT 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 10, 2000 (except with respect to the matter discussed in Note 12, as to which the date is December 1, 2000) included in AVANT Immunotherapeutics, Inc.'s Form 8-K/A dated January 30, 2001, and to all references to our firm included in this registration statement.

/s/  Arthur Andersen LLP


St. Louis, Missouri
July 5, 2001